UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2018
GENOCEA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36289	51-0596811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA (Address of principal executive offices)	02140 (Zip Code)
(Registrant’s telephone number, including area code): (617) 876-8191
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).
Emerging Growth Company ☒
If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.
Underwriting Agreements
On January 17, 2018, Genocea Biosciences, Inc. (the “Company”) entered into two underwriting agreements (the “Underwriting Agreements”) with Cantor Fitzgerald & Co., as representative of the several underwriters named in Schedule I to the Underwriting Agreements (the “Underwriters”), the first relating to the underwritten public offering of 53,365,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and accompanying Class A warrants to purchase up to 26,682,500 shares of Common Stock, at a combined price to the public of $1.00 per share, for expected gross proceeds of approximately $53.4 million (the “Common Stock Offering”) and the second relating to the underwritten public offering of 1,635 shares of the Company’s Series A convertible preferred stock, par value $0.001 per share (the “Preferred Stock”), which are convertible into 1,635,000 shares of Common Stock, and accompanying Class A warrants to purchase up to 817,500 shares of Common Stock, for expected gross proceeds of approximately $1.6 million (the “Preferred Stock Offering,” and together with the Common Stock Offering, the “Offerings”), for expected gross proceeds of approximately $1.6 million. Two Class A warrant (the “Warrants”) will be exercisable for one share of Common Stock having an exercise price of $1.20 per share, subject to adjustment in certain circumstances. The shares of Common Stock and Preferred Stock are immediately separable from the Warrants and will be issued separately.
Under the terms of the Underwriting Agreement for the Common Stock Offering, the Company has granted the Underwriters a 30-day option to purchase up to an additional 8,004,750 shares of Common Stock and/or additional Warrants to purchase up to 4,002,375 shares of Common Stock.
Preferred Stock
Each share of Preferred Stock is convertible at any time at the option of the holder, provided that the holder will be prohibited from converting the Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of Common Stock then issued and outstanding. The Preferred Stock with rank pari passu on an as-converted to Common Stock basis with the Common Stock as to distributions of assets upon the Company’s liquidation, dissolution or winding up, whether voluntarily or involuntarily, or a “Fundamental Transaction,” as defined in the Certificate of Designation. Shares of Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of a majority of the outstanding Preferred Stock will be required to amend the terms of the Preferred Stock. Additional terms and provisions regarding the Preferred Stock are set forth in the Certificate of Designation.
The Company has engaged Computershare Trust Company, N.A. to act as the Company’s conversion agent with respect to the shares of Preferred Stock.
Warrants
The Warrants sold in the Common Stock Offering will have the same terms as the Warrants sold in the Preferred Stock Offering. The holder may exercise the Warrants at any time or from time to time during the period beginning on the date of issuance and expiring on the fifth-year anniversary of such issuance date. Notwithstanding the foregoing, the holder will be prohibited from exercising each Warrant into shares of the Common Stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Common Stock then issued and outstanding, provided that this limitation on exercise shall not be applicable to any holder, together with its affiliates, who owns 10.0% or more of the Company’s Common Stock immediately prior to the exercise of each Warrant (without giving effect to any shares of Common Stock underlying each Warrant). A holder may increase or decrease this beneficial ownership limitation to an amount not to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of each Warrant. There is no established trading market for the Warrants and a trading market may not develop.  In addition, the Company does not intend to apply for the listing of the Warrants on any national securities exchange or other trading market.

The Company has engaged Computershare Trust Company, N.A. to act as the Company’s agent in connection with the issuance, registration, transfer, exchange, exercise and replacement of the Warrants and the delivery of the shares of Common Stock upon exercise of the Warrants. The Warrants will initially be issued in book-entry form.
Subject to applicable laws and the restriction on transfer set forth in the Underwriting Agreements, the Warrants may be transferred at the option of the holders upon surrender of the Warrants to the Company together with the appropriate instruments of transfer.
In the event of an “Acquisition,” as defined in the Warrants generally to include a merger or consolidation resulting in the sale of 50% or more of the voting securities of the Company, the sale of all or substantially all of the assets or voting securities of the Company, or other change of control transaction, as defined in the Warrants, the Company will be obligated to use its best efforts to ensure that the Warrant holders receive new warrants from the surviving or acquiring entity (the “Acquiror”), with the value of the new warrants to purchase shares in the Acquirer, as determined in accordance with the “Black-Scholes Option Pricing Formula,” as defined in the Warrants as applicable to the Acquiror’s shares, that is equivalent to the aggregate value of the Warrants held by each Warrant holder, as determined in accordance with the “Black-Scholes Option Pricing Formula,” as defined in the Warrants as applicable to the Company’s shares. The new warrants to purchase shares in the Acquirer shall have the same expiration date as the Warrants and a strike price that is based on the proportion of the value of the Acquiror’s stock to the Company’s Common Stock. If the Company is unable, despite its best efforts, to cause the Acquirer to issue new warrants in the Acquisition as described above, then, if the Company’s stockholders are to receive cash in the Acquisition, the Company will cash out the Warrant holders’ Warrants for an amount per Warrant that is calculated in accordance with “Black-Scholes Option Pricing Formula,” and, if the Company’s stockholders are to receive stock in the Acquisition, the Company will issue shares of its Common Stock to each Warrant holder with an aggregate value equal to the value of the Warrant calculated in accordance with the “Black-Scholes Option Pricing Formula.”
General
The Offerings were made pursuant to a shelf registration statement the Company filed with the Securities and Exchange Commission that was declared effective on May 14, 2015 (Registration No. 333-203981) and related prospectus supplements. The closings of the Offerings occurred on January 19, 2018, subject to the satisfaction of customary closing conditions. Neither the closing of the Common Stock Offering nor the closing of the Preferred Stock Offering are contingent upon one another.
The Underwriting Agreements contain representations, warranties and covenants of the Company that are customary for transactions of this type. Additionally, the Company has agreed to provide the Underwriters with customary indemnification rights under the Underwriting Agreements. The foregoing descriptions of the Underwriting Agreements, the Preferred Stock and the Warrants in their entirety by reference to the Underwriting Agreements, the Certificate of Designation, and the form of Warrant, copies of which are filed as Exhibits 1.1, 1.2, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.
Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated January 19, 2018 regarding the securities to be sold in the Offerings. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

1.1
Underwriting Agreement related to the Common Stock Offering, dated January 17, 2018, by and between the Company and Cantor Fitzgerald & Co., as representative of the several Underwriters named in Schedule I thereto.

1.2
Underwriting Agreement related to the Preferred Stock Offering, dated January 17, 2018, by and between the Company and Cantor Fitzgerald & Co., as representative of the several Underwriters named in Schedule I thereto.

4.1	Certificate of Designation of Series A Convertible Preferred Stock of the Company.
4.2	Form of Class A Warrant
5.1	Opinion of Ropes & Gray LLP.
23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer
Date: January 19, 2018

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